EXHIBIT 1

REPORTABLE TRANSACTIONS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in Amendment No. 3 to this Schedule 13D filed by the Reporting Persons on March 31, 2014.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
4/7/2014	Sale	$15.3722	1	16563
4/8/2014	Sale	$15.7673	2	16500
4/9/2014	Sale	$15.7778	3	9711
4/10/2014	Sale	$15.2825	4	15000
4/11/2014	Sale	$15.0255	5	9341
4/14/2014	Sale	$15.1868	6	7700
4/15/2014	Sale	$15.0402	7	6100
4/16/2014	Sale	$15.0302	8	5000
4/17/2014	Sale	$15.0580	9	4384
4/21/2014	Sale	$15.1849	10	8137
4/22/2014	Sale	$15.4002	11	5100
4/23/2014	Sale	$15.1318	12	7000
4/24/2014	Sale	$15.0679	13	4490
4/25/2014	Sale	$15.0055	14	5300
4/28/2014	Sale	$14.9710	15	13300
4/29/2014	Sale	$15.0283	16	4738
4/30/2014	Sale	$15.0025	17	1603
5/1/2014	Sale	$15.0134	18	8200
5/2/2014	Sale	$15.2840	19	11700
5/5/2014	Sale	$15.1891	20	11500
5/6/2014	Sale	$15.2561	21	4483
5/7/2014	Sale	$15.2114	22	7972
5/8/2014	Sale	$15.2238	23	2055
5/9/2014	Sale	$15.0107	24	2536
5/12/2014	Sale	$15.3226	25	5000
5/13/2014	Sale	$15.2000		1387

1 This transaction was executed in multiple trades at prices ranging from $15.10 – 15.55.
2 This transaction was executed in multiple trades at prices ranging from $15.67 – 15.85.
3 This transaction was executed in multiple trades at prices ranging from $15.74 – 15.85.
4 This transaction was executed in multiple trades at prices ranging from $15.21 – 15.46.
5 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.21.
6 This transaction was executed in multiple trades at prices ranging from $15.15 – 15.24.
7 This transaction was executed in multiple trades at prices ranging from $15.04 – 15.05.
8 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.09.
9 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.11.
10 This transaction was executed in multiple trades at prices ranging from $15.15 – 15.25.
11 This transaction was executed in multiple trades at prices ranging from $15.35 – 15.46.
12 This transaction was executed in multiple trades at prices ranging from $15.09 – 15.18.
13 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.12.
14 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.03.
15 This transaction was executed in multiple trades at prices ranging from $14.86 – 15.16.
16 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.07.
17 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
18 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.06.
19 This transaction was executed in multiple trades at prices ranging from $15.16 – 15.40.
20 This transaction was executed in multiple trades at prices ranging from $15.10 – 15.25.
21 This transaction was executed in multiple trades at prices ranging from $15.20 – 15.31.
22 This transaction was executed in multiple trades at prices ranging from $15.20 – 15.29.
23 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.26.
24 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.03.
25 This transaction was executed in multiple trades at prices ranging from $15.15 – 15.47.